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                                                                 EXHIBIT 99.2


                       FELCOR LODGING TRUST INCORPORATED
                          SECOND AMENDED AND RESTATED
                           1995 EQUITY INCENTIVE PLAN

         The Bristol Hotel Company Amended and Restated 1995 Equity Incentive Plan has been amended and restated in its entirety effective July 27, 1998 by the Committee, acting in accordance with Section 15, in order to reflect and to take into account the Spin-Off and the Merger, as well as the resulting conversion of Bristol Hotel Company Common Stock into BHR Common Stock and Common Stock issued by the Corporation, and further to reflect the ongoing relationship between BHR and the Corporation which has resulted in the decision by the Corporation to continue this Plan for the benefit of those employees of BHR, the Corporation and Subsidiaries whose motivation and performance will benefit the Corporation.

         1. PURPOSE. The purpose of this Plan is to attract and retain qualified officers and other key employees of the Corporation, BHR, and Subsidiaries, and to provide such persons with appropriate incentives.

         2.      DEFINITIONS.  As used in this Plan,

         "APPRECIATION RIGHT" means a right granted pursuant to Section 5 of this Plan, including a Free-standing Appreciation Right and a Tandem Appreciation Right.

         "BASE PRICE" means the price to be used as the basis for determining the Spread upon the exercise of a Free-standing Appreciation Right.

         "BHR" means Bristol Hotels & Resorts, a Delaware corporation formerly known as Bristol Hotels & Resorts, Inc.

         "BHR COMMON STOCK" means shares of common stock, par value $0.01 per share, of BHR.

         "BOARD" means the Board of Directors of the Corporation.

         "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

         "COMMITTEE" means the Compensation Committee of the Board of Directors, as described in Section 14(a) of this Plan, or, in the absence of a Compensation Committee, the full Board.

         "COMMON SHARES" means, collectively, the FelCor Common Stock and the BHR Common Stock and any security into which Common Shares may be converted by reason of any transaction or event of the type referred to in Section 10 of this Plan, except that where a reference to Common Shares is limited to FelCor Common Stock, or BHR Common Stock, individually, reference shall be made to the appropriate shares.





                 THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS
                 COVERING SECURITIES THAT HAVE BEEN REGISTERED
                        UNDER THE SECURITIES ACT OF 1933

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         "CORPORATION" means FelCor Lodging Trust Incorporated (f.k.a. FelCor
Suite Hotels, Inc.),  a Maryland corporation.

         "DATE OF GRANT" means the date specified by the Committee on which a grant of Option Rights, Appreciation Rights or Performance Shares or Performance Units or a grant or sale of Restricted Shares or Deferred Shares shall become effective, which shall not be earlier than the date on which the Committee takes action with respect thereto.

         "DEFERRAL PERIOD" means the period of time during which Deferred Shares are subject to deferral limitations under Section 7 of this Plan.

         "DEFERRED SHARES" means an award pursuant to Section 7 of this Plan of the right to receive Common Shares at the end of a specified Deferral Period.

         "EMPLOYER" means, individually and collectively as the context requires, whichever of the Corporation (or its Subsidiary), or BHR (or its Subsidiary), employs the Participant of reference at the time of reference.

         "FELCOR COMMON STOCK" means shares of the common stock, par value $0.01 per share, of the Corporation.

         "FREE-STANDING APPRECIATION RIGHT" means an Appreciation Right granted pursuant to Section 5 of this Plan that is not granted in tandem with an Option Right or similar right.

         "INCENTIVE STOCK OPTION" means an Option Right that is intended to qualify as an "incentive stock option" under Section 422 of the Code or any successor provision thereto.

         "MANAGEMENT OBJECTIVES" means the achievement of a performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Shares or Performance Units or, when so determined by the Committee, Restricted Shares, Deferred Shares, Option Rights or Appreciation Rights. Management Objectives may be described in terms of Employer-wide objectives or objectives that are related to the performance of the individual Participant or the Subsidiary, division, department or function within the Employer or Subsidiary in which the Participant is employed. The Management Objectives applicable to any award to a Participant who is, or is determined by the Committee to be likely to become, a "covered employee" within the meaning of Section 162(m) of the Code (or any successor provision) shall be limited to specified levels of or growth in:

                 (i)      return on invested capital;

                (ii)      return on equity;

               (iii)      return on operating assets;

                (iv)      earnings per share; and/or





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                (v)      market value per share.

Except in the case of such a covered employee, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Employer, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Committee may modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable.

         "MARKET VALUE PER SHARE" means the fair market value of the Common Shares as determined by the Committee from time to time.

         "MERGER" means the merger of Bristol Hotel Company with and into the Corporation effective at 9:00 a.m. Eastern time on July 28, 1998.

         "NONQUALIFIED OPTION" means an Option Right that is not intended to qualify as a Tax-qualified Option.

         "OPTIONEE" means the person so designated in an agreement evidencing an outstanding Option Right.

         "OPTION PRICE" means the purchase price payable upon the exercise of an Option Right.

         "OPTION RIGHT" means the right to purchase Common Shares upon the exercise of a Nonqualified Option or a Tax-qualified Option granted pursuant to
Section 4 of this Plan.

         "PARTICIPANT" means a person who is selected by the Committee to receive benefits under this Plan and (i) is at that time an officer of the Employer, including without limitation an officer who may also be a member of the board of directors of the Employer, or other key employee of or consultant to the Employer or any Subsidiary, or (ii) has agreed to commence serving in any such capacity.

         "PERFORMANCE PERIOD" means, in respect of a Performance Share or Performance Unit, a period of time established pursuant to Section 8 of this Plan within which the Management Objectives relating thereto are to be achieved.

         "PERFORMANCE SHARE" means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Section 8 of this Plan.

         "PERFORMANCE UNIT" means a bookkeeping entry that records a unit equivalent of $1.00 awarded pursuant to Section 8 of this Plan.

         "RELOAD OPTION RIGHTS" means additional Option Rights automatically granted to an Optionee upon the exercise of Option Rights pursuant to Section 4(f) of this Plan.





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         "RESTRICTED SHARES" means Common Shares granted or sold pursuant to
Section 6 of this Plan as to which neither the substantial risk of forfeiture nor the restrictions on transfer referred to in Section 6 hereof has expired.

         "RULE 16B-3" means Rule 16b-3, as promulgated and amended from time to time by the Securities and Exchange Commission under the Securities Exchange Act of 1934, or any successor rule to the same effect.

         "SPIN-OFF" means the distribution by Bristol Hotel Company to its stockholders of all of the shares of BHR Common Stock effective at 4:30 p.m. Eastern time on July 27, 1998.

         "SPREAD" means, in the case of a Free-standing Appreciation Right, the amount by which the Market Value per Share on the date when the Appreciation Right is exercised exceeds the Base Price specified therein or, in the case of a Tandem Appreciation Right, the amount by which the Market Value per Share on the date when the Appreciation Right is exercised exceeds the Option Price specified in the related Option Right.

         "SUBSIDIARY" means a corporation, partnership, joint venture, unincorporated association or other entity in which the Corporation or BHR has a material direct or indirect ownership or other equity interest.

         "TANDEM APPRECIATION RIGHT" means an Appreciation Right granted pursuant to Section 5 of this Plan that is granted in tandem with an Option Right or any similar right granted under any other plan of the Corporation.

         "TAX-QUALIFIED OPTION" means an Option Right that is intended to qualify under particular provisions of the Code, including without limitation an Incentive Stock Option.

         3. SHARES AND PERFORMANCE UNITS AVAILABLE UNDER THE PLAN. (a) Subject to adjustment as provided in Section 10 of this Plan, the number of Common Shares comprising FelCor Common Stock, and BHR Common Stock, respectively, which may be (i) issued or transferred upon the exercise of Option Rights or Appreciation Rights, (ii) awarded as Restricted Shares and released from substantial risk of forfeiture thereof or Deferred Shares or
(iii) issued or transferred in payment of Performance Shares or Performance Units that have been earned, shall not in the aggregate exceed 3,130,00 Common Shares (without limiting the generality of Section 10, as adjusted to reflect the Spin-Off and Merger), which may be Common Shares of original issuance or Common Shares held in treasury or a combination thereof; provided, however, that, notwithstanding any provision hereof to the contrary, no Restricted Shares shall be granted. For the purposes of this Section 3(a):

                 (i) The payment of the Option Price with respect to Common Shares which are FelCor Common Stock shall be made to the Corporation.

                 (ii) The payment of the Option Price with respect to Common Shares which are BHR Common Stock shall be made to BHR.





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               (iii)      Upon payment in cash of the benefit provided by any
         award granted under this Plan, any Common Shares that were covered by that award shall again be available for issuance or transfer hereunder.

                (iv) Upon the full or partial payment of any Option Price by the transfer to the Corporation (with respect to FelCor Common Stock) or to BHR (with respect to BHR Common Stock) of its respective Common Shares or upon satisfaction of tax withholding obligations in connection with any such exercise or any other payment made or benefit realized under this Plan by the transfer or relinquishment of Common Shares, there shall be deemed to have been issued or transferred under this Plan only the net number of Common Shares actually issued or transferred less the number of Common Shares so transferred or relinquished.

         (b) Notwithstanding anything in Section 3(a) hereof, or elsewhere in this Plan, to the contrary, the aggregate number of Common Shares actually issued or transferred upon the exercise of the Incentive Stock Options shall not exceed the total number of Common Shares first specified in Section 3(a) hereof.

         (c) The number of Performance Units that may be granted under this Plan shall not in the aggregate exceed the number of Common Shares first specified in Section 3(a) hereof. Performance Units that are granted under this Plan and are not paid in Common Shares or are not earned by the Participant at the end of the Performance Period shall be available for future grants of Performance Units hereunder.

         (d) Notwithstanding any other provision of this Plan to the contrary, in no event shall any Participant in any calendar year receive awards of Performance Shares and Performance Units having an aggregate value as of their respective Dates of Grant in excess of $250,000.

         (e) Notwithstanding any other provision of this Plan to the contrary, no Participant shall be granted Option Rights and Appreciation Rights, in the aggregate, for more than 7.69% of Common Shares of each type first specified in Section 3(a) hereof.

         4. OPTION RIGHTS. The Committee may from time to time authorize grants to Participants of options to purchase Common Shares upon such terms and conditions as the Committee may determine in accordance with the following provisions:

                 (a) Each grant shall specify the number of Common Shares to which it pertains.

                 (b) Each grant shall specify an Option Price per Common Share, which may be equal to or greater or less than the Market Value per Share on the Date of Grant.

                 (c) Each grant shall specify the form of consideration to be paid in satisfaction of the Option Price and the manner of payment of such consideration, which may include (i) cash in the form of currency or check or other cash equivalent acceptable to the Corporation, (ii) nonforfeitable, unrestricted Common Shares, which are already owned by the Optionee, (iii) any other legal consideration that the Committee may deem appropriate, including without





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         limitation any form of consideration authorized under Section 4(d)
         below, on such basis as the Committee may determine in accordance with this Plan and (iv) any combination of the foregoing.

                 (d) Any grant of a Nonqualified Option may provide that payment of the Option Price may also be made in whole or in part in the form of Restricted Shares or other Common Shares that are subject to risk of forfeiture or restrictions on transfer. Unless otherwise determined by the Committee on or after the Date of Grant, whenever any Option Price is paid in whole or in part by means of any of the forms of consideration specified in this Section 4(d), the Common Shares received by the Optionee upon the exercise of the Nonqualified Option shall be subject to the same risks of forfeiture or restrictions on transfer as those that applied to the consideration surrendered by the Optionee; provided, however, that such risks of forfeiture and restrictions on transfer shall apply only to the same number of Common Shares received by the Optionee as applied to the forfeitable or restricted Common Shares surrendered by the Optionee.

                 (e) Any grant may, if there is then a public market for the Common Shares, provide for deferred payment of the Option Price from the proceeds of sale through a broker of some or all of the Common Shares to which the exercise relates.

                 (f) Any grant may provide for the automatic grant to the Optionee of Reload Option Rights upon the exercise of Option Rights, including Reload Option Rights, for Common Shares or any other noncash consideration authorized under Sections 4(c) and (d) above; provided, however, that the term of any Reload Option Right shall not extend beyond the term of the Option Right originally exercised.

                 (g) Successive grants may be made to the same Optionee regardless of whether any Option Rights previously granted to the Optionee remain unexercised.

                 (h) Each grant shall specify the period or periods of continuous employment, or continuous engagement of the consulting services, of the Optionee by the Employer that are necessary before the Option Rights or installments thereof shall become exercisable, and any grant may provide for the earlier exercise of the Option Rights in the event of a change in control of the Corporation or other similar transaction or event.

                 (i) Option Rights granted pursuant to this Section 4 may be Nonqualified Options or Tax-qualified Options or combinations thereof.

                 (j) Any grant of an Option Right may provide for the payment to the Optionee of dividend equivalents thereon in cash or Common Shares on a current, deferred or contingent basis, or the Committee may provide that any dividend equivalents shall be credited against the Option Price.

                 (k) No Option Right granted pursuant to this Section 4 may be exercised more than 10 years from the Date of Grant.





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                 (l)      Each grant shall be evidenced by one or more
         agreement(s), which shall be executed on behalf of the Corporation, or by BHR, by any officer thereof and delivered to and accepted by the Optionee and shall contain such terms and provisions as the Committee may determine consistent with this Plan.

         5. APPRECIATION RIGHTS. The Committee may also authorize grants to Participants of Appreciation Rights. An Appreciation Right shall be a right of the Participant to receive from the Corporation an amount, which shall be determined by the Committee and shall be expressed as a percentage (not exceeding 100%) of the Spread at the time of the exercise of an Appreciation Right. Any grant of Appreciation Rights under this Plan shall be upon such terms and conditions as the Committee may determine in accordance with the following provisions:

                 (a) Any grant may specify that the amount payable upon the exercise of an Appreciation Right may be paid by the Corporation in cash, Common Shares or any combination thereof and may (i) either grant to the Participant or reserve to the Committee the right to elect among those alternatives or (ii) preclude the right of the Participant to receive and the Corporation to issue Common Shares or other equity securities in lieu of cash.

                 (b) Any grant may specify that the amount payable upon the exercise of an Appreciation Right shall not exceed a maximum specified by the Committee on the Date of Grant.

                 (c) Any grant may specify (i) a waiting period or periods before Appreciation Rights shall become exercisable and (ii) permissible dates or periods on or during which Appreciation Rights shall be exercisable.

                 (d) Any grant may specify that an Appreciation Right may be exercised only in the event of a change in control of the Corporation or other similar transaction or event.

                 (e) Any grant may provide for the payment to the Participant of dividend equivalents thereon in cash or Common Shares on a current, deferred or contingent basis.

                 (f) Each grant shall be evidenced by an agreement, which shall be executed on behalf of the Corporation by any officer thereof and delivered to and accepted by the Optionee and shall describe the subject Appreciation Rights, identify any related Option Rights, state that the Appreciation Rights are subject to all of the terms and conditions of this Plan and contain such other terms and provisions as the Committee may determine consistent with this Plan.

                 (g) Regarding Tandem Appreciation Rights only: Each grant shall provide that a Tandem Appreciation Right may be exercised only (i) at a time when the related Option Right (or any similar right granted under any other plan of the Corporation) is also exercisable and the Spread is positive and (ii) by surrender of the related Option Right (or such other right) for cancellation.

                 (h)      Regarding Free-standing Appreciation Rights only:





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                         (i)      Each grant shall specify in respect of each
                 Free-standing Appreciation Right a Base Price per Common Share, which shall be equal to or greater than the Market Value per Share on the Date of Grant;

                        (ii) Successive grants may be made to the same Participant regardless of whether any Free-standing Appreciation Rights previously granted to the Participant remain unexercised;

                       (iii) Each grant shall specify the period or periods of continuous employment, or continuous engagement of the consulting services, of the Participant by the Corporation or any Subsidiary that are necessary before the Free-standing Appreciation Rights or installments thereof shall become exercisable; and any grant may provide for the earlier exercise of the Free-standing Appreciation Rights in the event of a change in control of the Corporation or other similar transaction or event; and

                        (iv) No Free-standing Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant.

         6. RESTRICTED SHARES. The Committee may also authorize grants or sales to Participants of Restricted Shares upon such terms and conditions as the Committee may determine in accordance with the following provisions:

                 (a) Each grant or sale shall constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to dividend, voting and other ownership rights, subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

                 (b) Each grant or sale may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Market Value per Share on the Date of Grant.

                 (c) Each grant or sale shall provide that the Restricted Shares covered thereby shall be subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code for a period to be determined by the Committee on the Date of Grant, and any grant or sale may provide for the earlier termination of such period in the event of a change in control of the Corporation or other similar transaction or event.

                 (d) Each grant or sale shall provide that, during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Committee on the Date of Grant. Such restrictions may include without limitation rights of repurchase or first refusal in the Corporation or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee.





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                 (e)      Any grant or sale may require that any or all
         dividends or other distributions paid on the Restricted Shares during the period of such restrictions be automatically sequestered and reinvested on an immediate or deferred basis in additional Common Shares, which may be subject to the same restrictions as the underlying award or such other restrictions as the Committee may determine.

                 (f) Each grant or sale shall be evidenced by an agreement, which shall be executed on behalf of the Corporation by an officer thereof and delivered to and accepted by the Participant and shall contain such terms and provisions as the Committee may determine consistent with this Plan. Unless otherwise directed by the Committee, all certificates representing Restricted Shares, together with a stock power that shall be endorsed in blank by the Participant with respect to the Restricted Shares, shall be held in custody by the Corporation until all restrictions thereon lapse.

         7. DEFERRED SHARES. The Committee may also authorize grants or sales of Deferred Shares to Participants upon such terms and conditions as the Committee may determine in accordance with the following provisions:

                 (a) Each grant or sale shall constitute the agreement by the Corporation to issue or transfer Common Shares to the Participant in the future in consideration of the performance of services, subject to the fulfillment during the Deferral Period of such conditions as the Committee may specify.

                 (b) Each grant or sale may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Market Value per Share on the Date of Grant.

                 (c) Each grant or sale shall provide that the Deferred Shares covered thereby shall be subject to a Deferral Period, which shall be fixed by the Committee on the Date of Grant, and any grant or sale may provide for the earlier termination of the Deferral Period in the event of a change in control of the Corporation or other similar transaction or event.

                 (d) During the Deferral Period, the Participant shall not have any right to transfer any rights under the subject award, shall not have any rights of ownership in the Deferred Shares and shall not have any right to vote the Deferred Shares, but the Committee may on or after the Date of Grant authorize the payment of dividend equivalents on the Deferred Shares in cash or additional Common Shares on a current, deferred or contingent basis.

                 (e) Each grant or sale shall be evidenced by an agreement, which shall be executed on behalf of the Corporation by any officer thereof and delivered to and accepted by the Participant and shall contain such terms and provisions as the Committee may determine consistent with this Plan.

         8. PERFORMANCE SHARES AND PERFORMANCE UNITS. The Committee may also authorize grants of Performance Shares and Performance Units, which shall become payable to the Participant





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upon the achievement of specified Management Objectives, upon such terms and conditions as the Committee may determine in accordance with the following provisions:

                 (a) Each grant shall specify the number of Performance Shares or Performance Units to which it pertains, which may be subject to adjustment to reflect changes in compensation or other factors.

                 (b) The Performance Period with respect to each Performance Share or Performance Unit shall be determined by the Committee on the Date of Grant and may be subject to earlier termination in the event of a change in control of the Corporation or other similar transaction or event.

                 (c) Each grant shall specify the Management Objectives that are to be achieved by the Participant, which may be described in terms of Corporation-wide objectives or objectives that are related to the performance of the individual Participant or the Subsidiary, division, department or function within the Corporation or Subsidiary in which the Participant is employed or with respect to which the Participant provides consulting services.

                 (d) Each grant shall specify in respect of the specified Management Objectives a minimum acceptable level of achievement below which no payment will be made and shall set forth a formula for determining the amount of any payment to be made if performance is at or above the minimum acceptable level but falls short of full achievement of the specified Management Objectives.

                 (e) Each grant shall specify the time and manner of payment of Performance Shares or Performance Units that shall have been earned, and any grant may specify that any such amount may be paid by the Corporation in cash, Common Shares or any combination thereof and may either grant to the Participant or reserve to the Committee the right to elect among those alternatives.

                 (f) Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Committee on the Date of Grant. Any grant of Performance Units may specify that the amount payable, or the number of Common Shares issued, with respect thereto may not exceed maximums specified by the Committee on the Date of Grant.

                 (g) On or after the Date of Grant of Performance Shares, the Committee may provide for the payment to the Participant of dividend equivalents thereon in cash or additional Common Shares on a current, deferred or contingent basis.

                 (h) The Committee may adjust Management Objectives and the related minimum acceptable level of achievement if, in the sole judgment of the Committee, events or transactions have occurred after the Date of Grant that are unrelated to the performance of the Participant and result in distortion of the Management Objectives or the related minimum acceptable level of achievement.





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                 (i)      Each grant shall be evidence by an agreement, which
         shall be executed on behalf of the Corporation by any officer thereof and delivered to and accepted by the Participant and shall contain such terms and provisions as the Committee may determine consistent with this Plan.

         9. TRANSFERABILITY. (a) No Option Right, Appreciation Right or other derivative security (as that term is used in Rule 16b-3) granted under this Plan may be transferred by a Participant except by will or the laws of descent and distribution. Option Rights and Appreciation Rights granted under this Plan may not be exercised during a Participant's lifetime except by the Participant or, in the event of the Participant's legal incapacity, by his guardian or legal representative acting in a fiduciary capacity on behalf of the Participant under state law and court supervision. Notwithstanding the foregoing, the Committee, in its sole discretion, may provide for the transferability of particular awards under this Plan so long as such provisions will not disqualify the exemption for other awards under Rule 16b-3 under the Securities Exchange Act of 1934, if such Rule is then applicable to awards under the Plan.

         (b) Any grant made under this Plan may provide that all or any part of the Common Shares that are to be issued or transferred by the Corporation upon the exercise of Option Rights or Appreciation Rights or upon the termination of the Deferral Period applicable to Deferred Shares or in payment of Performance Shares or Performance Units, or are no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in
Section 6 of this Plan, shall be subject to further restrictions upon transfer.

         10. ADJUSTMENTS. (a) The Committee may make or provide for such adjustments in the number of Common Shares covered by outstanding Option Rights, Appreciation Rights, Deferred Shares and Performance Shares granted hereunder, the Option Prices per Common Share or Base Prices per Common Share applicable to any such Option Rights and Appreciation Rights, and the kind of shares (including shares of another issuer) covered thereby, as the Committee may in good faith determine to be equitably required in order to prevent dilution or expansion of the rights of Participants that otherwise would result from (i) any stock dividend, stock split, combination of shares, recapitalization or similar change in the capital structure of the Corporation or (ii) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of warrants or other rights to purchase securities or any other corporate transaction or event having an effect similar to any of the foregoing. In the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding awards under this Plan such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all awards so replaced. Moreover, the Committee may on or after the Date of Grant provide in the agreement evidencing any award under this Plan that the holder of the award may elect to receive an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect, or the Committee may provide that the holder will automatically be entitled to receive such an equivalent award. The Committee may also make or provide for such adjustments in the maximum numbers of Common Shares specified in Section 3 of this Plan as the Committee may in good faith determine to be appropriate in order to reflect any transaction or event described in this Section 10.





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         (b)     If another corporation is merged into the Corporation or the
Corporation otherwise acquires another corporation, the Committee may elect to assume under this Plan any or all outstanding stock options or other awards granted by such corporation under any stock option or other plan adopted by it prior to such acquisition. Such assumptions shall be on such terms and conditions as the Committee may determine; provided, however, that the awards as so assumed do not contain any terms, conditions or rights that are inconsistent with the terms of this Plan. Unless otherwise determined by the Committee, such awards shall not be taken into account for purposes of the limitations contained in Section 3 of this Plan.

         11. FRACTIONAL SHARES. Neither the Corporation nor BHR shall be required to issue fractional Common Shares pursuant to this Plan, provided they settle such fractional Common Shares in cash.

         12. WITHHOLDING TAXES. To the extent that withholding of federal, state, local or foreign taxes is required in connection with the exercise of an Option Right or otherwise in connection with any benefit realized by a Participant or other person under this Plan, such amounts will be withheld by the Employer employing the Participant at the time of reference; and provided, further, that to the extent the amounts readily available to such Employer are insufficient, it shall be a condition to the receipt of any such payment or the realization of any such benefit that the Participant or such other person make arrangements satisfactory to such Employer for payment of the balance of any taxes required to be withheld. At the discretion of such Employer, any such arrangements may without limitation include voluntary or mandatory relinquishment of a portion of any such payment or benefit or the surrender of outstanding Common Shares. Such Employer and any Participant or such other person may also make similar arrangements with respect to the payment of any taxes with respect to which withholding is not required.

         13. CERTAIN TERMINATIONS OF EMPLOYMENT OR CONSULTING SERVICES, HARDSHIP, AND APPROVED LEAVES OF ABSENCE. Notwithstanding any other provision of this Plan to the contrary, in the event of termination of employment or consulting services by reason of death, disability, normal retirement, early retirement with the consent of the Corporation, termination of employment or consulting services to enter public or military service with the consent of the Corporation or leave of absence approved by the Corporation, or in the event of hardship or other special circumstances, of a Participant who holds an Option Right or Appreciation Right that is not immediately and fully exercisable, any Restricted Shares as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, any Deferred Shares as to which the Deferral Period is not complete, any Performance Shares or Performance Units that have not been fully earned, or any Common Shares that are subject to any transfer restriction pursuant to Section 9(b) of this Plan, the Committee may take any action that it deems to be equitable under the circumstances or in the best interests of the Corporation, including without limitation waiving or modifying any limitation or requirement with respect to any award under this Plan.

         14. ADMINISTRATION OF THE PLAN. (a) Except as provided in Section 14(c), this Plan shall be administered by the Compensation Committee of the Board, which shall be composed of not less than two members of the Board, or, in the absence of a Compensation Committee, by the full Board, each of whom shall be a "disinterested person" within the meaning of Rule 16b-3 and an "outside director" within the meaning of Section 162(m) of the Code. A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee.

         (b) Except as provided in Section 14(c), the interpretation and construction by the Committee of any provision of this Plan or any agreement, notification or document evidencing the grant of Option Rights, Appreciation Rights, Restricted Shares, Deferred Shares, Performance Shares or Performance Units, and any determination by the Committee pursuant to any provision of this Plan or any such agreement, notification or document, shall be final and conclusive. No member of the Committee shall be liable for any such action taken or determination made in good faith.

         (c) Notwithstanding any provision of the Plan to the contrary, all references in the preceding Sections 14(a) and 14(b) to the Board and the Committee shall be deemed references to the board of directors, and the compensation committee, respectively of BHR to the extent, as reasonably determined by the Committee, such provisions shall relate to Option Rights outstanding on the date of the Merger with respect to BHR Common Stock of (i) Participants employed by BHR at the time of reference, or (ii) former employees of BHR (or Bristol Hotel Company) who have not been employed by the Corporation; provided, however, that such authority may not be exercised in a manner which the Committee reasonably determines to be contrary to the terms of the Plan or of the Option Right(s) of reference.


         15.     AMENDMENTS AND OTHER MATTERS.  (a) Except as provided in
Section 14(c), this Plan may be amended from time to time by the Committee; and provided, however, except as expressly authorized by this Plan, no such amendment shall (i) increase the maximum number of Common Shares or Restricted Shares specified in Section 3(a) hereof, (ii) increase the maximum number of Performance Units specified in Section 3(c) hereof, (iii) increase the numbers of Common Shares specified in Sections 3(d) and 3(e) hereof, (v) otherwise cause this Plan to cease to satisfy any applicable condition of Rule 16b-3, or
(vi) otherwise cause any award under the Plan to cease to qualify for the performance-based exception to Section 162(m) of the Code, without the further approval of the stockholders of the Corporation. Notwithstanding any provision of this Plan to the contrary, this Plan shall not be amended so as to directly or indirectly limit the scope of Sections 14(b) and (c) without the express consent of board of directors, or the compensation committee, of BHR.

         (b) With the concurrence of the affected Participant, the Committee may cancel any agreement evidencing Option Rights or any other award granted under this Plan. In the event of any such cancellation, the Committee may authorize the granting of new Option Rights or other awards hereunder, which may or may not cover the same number of Common Shares as had been covered by the canceled Option Rights or other award, at such Option Price, in such manner and subject to such other terms, conditions and discretion as would have been permitted under this Plan had the canceled Option Rights or other award not been granted.

         (c) The Committee may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Employer to the Participant.

         (d) This Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Employer and shall not interfere in any way with any right that the Employer would otherwise have to terminate any Participant's employment or other service at any time.

         (e) To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as a Tax-qualified Option from so qualifying, any such provision shall be null and void with respect to any such Option Right; provided, however, that any such provision shall remain in effect with respect to other Option Rights, and there shall be no further effect on any provision of this Plan.

         (f) Any award that may be made pursuant to an amendment to this Plan that shall have been adopted without the approval of the stockholders of the Corporation shall be null and void if it is subsequently determined that such approval was required in order for this Plan to continue to satisfy the applicable conditions of Rule 16b-3.

         (g) Unless otherwise determined by the Committee, this Plan is intended to comply with and be subject to Rule 16b-3 as in effect on and after May 1, 1991.

         16.     OPTION AMENDMENTS TO REFLECT SPIN-OFF AND MERGER.   (a)
Effective on the date of the Spin-Off each then outstanding Option Right will be deemed to have been amended to the extent necessary, in the sole judgment of the Committee, so as to redenominate such Option Right into two Option Rights (each of which are continuations of such Option Right), one to acquire Common Stock of Bristol Hotel Company (the Corporation on such date), and the other to acquire BHR Common Stock, in each case at a price, and in an amount, set forth in the documents relating to the Spin-Off and otherwise in accordance with the provisions of Section 10.

         (b) Effective on the date of the Merger, each then outstanding Option Right will be amended in writing, to the extent deemed necessary in the sole discretion of the Committee, (i) to reflect the matters described in (a) above, (ii) to reflect the right to acquire FelCor Common Stock in lieu of the common stock of Bristol Hotel Company at a price, and in an amount, set forth in the documents evidencing the Merger and otherwise in accordance with the provisions of Section 10, and (iii) to reflect other matters affected by the amendment and restatement of this Plan and the requirements set forth in the documents relating to the Spin-Off and Merger.